Exhibit 99.1

LOWE’S COMPLETES ACQUISITION OF RONA

-Together, Lowe’s Canada and RONA Have 539 Store Locations, Pro Forma
Canadian Revenues of C$6 Billion
Companies are Well-Positioned for Growth in Canada’s Over C$45 Billion Home Improvement Market-

MOORESVILLE, N.C. & BOUCHERVILLE, QUEBEC, May 20, 2016 — Lowe’s Companies, Inc. (NYSE: LOW) (“Lowe’s” or the “Company”) today announced that it has completed its previously announced acquisition of RONA inc. (“RONA”), in a transaction valued at C$3.2 billion (US$2.4 billion).

The acquisition represents a key step in accelerating Lowe’s growth strategy. It creates one of the largest home improvement retailers in Canada, with 539 store locations and pro forma revenues from Canadian operations of approximately C$6 billion. As a result, Lowe’s Canada and RONA are well-positioned for continued success serving Canada’s over C$45 billion and growing home improvement market.

“We are very pleased to welcome RONA and its talented team into the Lowe’s family,” said Richard D. Maltsbarger, Lowe’s chief development officer and president of international. “This transaction significantly expands our presence in the Canadian market and provides attractive opportunities to drive revenue and profit growth while delivering meaningful long-term benefits to shareholders, customers, suppliers, employees and the communities we serve. We look forward to capitalizing on the significant potential created by bringing together our two great companies.”

Robert Sawyer, former president and CEO of RONA, added, “I am confident that RONA will be in good hands as part of Lowe’s and will have new opportunities and resources to grow its brands and build upon its heritage, providing Canadians with trusted products and advice to build and renovate their homes in total confidence. This is an excellent next step for our people, our partners, our customers and our former shareholders.”

The Canadian operations are led by Sylvain Prud’homme, president and CEO of Lowe’s Canada. “We are delighted to join forces with RONA’s experienced team to take our businesses to the next level,” said Prud’homme. “With the closing now behind us, we have hit the ground running and are focused on assuring a smooth transition and taking full advantage of the outstanding opportunities we see as one of Canada’s leading home improvement retailers.”

Lowe’s Commitments in Canada
As previously announced, as part of its acquisition of RONA, Lowe’s made certain key commitments in Canada including:

•	headquartering the Canadian businesses in Boucherville, Quebec;

•	maintaining RONA’s multiple retail store banners;

•	enhancing distribution services to dealer owners;

•	continuing RONA’s employment of the vast majority of its current employees and maintaining key executives from RONA’s strong leadership team;

•	continuing RONA’s local and ethical procurement strategy and potentially expanding relationships both Lowe’s and RONA have developed with Canadian manufacturers and suppliers; and

•	continuing to support Canadian communities through RONA and Lowe’s charitable and environmental initiatives.

RONA brings to Lowe’s a network of 496 corporate and dealer-owned stores in a number of complementary formats, as well as nine distribution centres serving corporate stores, dealer owners operating under various banners, and Ace for which RONA owns the licensing rights and is the exclusive distributor in Canada.

As mentioned in RONA’s first quarter earnings press release issued on May 10, 2016, dividends on common shares declared by RONA’s board of directors on May 9, 2016, to be paid on June 23, 2016 to shareholders of record on June 8, 2016, will not be paid according to the plan of arrangement since closing will occur before the payment date. A quarterly dividend of $0.20775 per share on cumulative and fixed 5-year Rate Reset Series 6 Class A preferred shares, as well as a quarterly dividend of $0.19384 per share on cumulative and variable 5-year Rate Reset Series 7 Class A preferred shares will be paid on June 30, 2016 to shareholders of record on June 15, 2016 as these preferred shares are no longer part of the plan of arrangement and will continue to trade after closing. RONA’s annual meeting of shareholders, initially scheduled to be held on June 20, 2016, has been cancelled in light of the completion of the Arrangement.

Registered common shareholders of RONA (“RONA Shareholders”) must submit the share certificates representing their RONA common shares and complete, execute and submit the Letter of Transmittal sent to them with the other materials for the special meeting of RONA shareholders held on March 31, 2016 in order to receive the consideration to which they are entitled.  RONA Shareholders who have not yet submitted their share certificates and Letters of Transmittal are encouraged to do so as soon as possible.  Any questions regarding payment of the consideration, including any request for another copy of the Letter of Transmittal, should be directed to Computershare Investor Services Inc. via telephone at 1-800-564-6253 (toll free in North America) or via email at corporateactions@computershare.com.

Advisors

CIBC World Markets Inc. and RBC Capital Markets served as financial advisors to Lowe’s in connection with the Transaction.  Stikeman Elliott LLP served as legal counsel to Lowe’s in Canada, and Hunton & Williams LLP served as legal counsel to Lowe’s in the U.S.  Scotia Capital Inc. served as exclusive financial advisor to RONA.  Norton Rose Fulbright Canada LLP served as legal counsel to RONA.

About Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 17 million customers a week in the United States, Canada and Mexico. With fiscal year 2015 sales of $59.1 billion, Lowe’s has more than 2,355 home improvement and hardware stores and 285,000 employees. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including those regarding the acquisition by Lowe’s Companies, Inc. of RONA, inc. and the expected impact of the transaction on Lowe’s strategic and operational plans and financial results. Statements including words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate” or “expect” and other words, terms and phrases of similar meaning are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Such forward-looking statements include, but are not limited to, statements or implications about the benefits of the transaction, including future financial and operating results, Lowe’s plans, objectives, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, Lowe’s strategic initiatives, any statement of an assumption underlying any of the foregoing and other statements that are not historical facts.  Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors which can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as a demographic shift from single family to multi-family housing, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/

logistics, energy costs, health care, tax or environmental issues; and (ix) respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales. In addition, we could experience additional impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities that are accounted for under the equity method. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K to the United States Securities and Exchange Commission (the “SEC”) and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K to the SEC and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

Shareholder/Analyst Inquiries:

Tiffany Mason
SVP Corporate Finance & Treasurer
704-758-2033
Tiffany.L.Mason@lowes.com

Media Inquiries:

Canada:
Marc Poisson
NATIONAL Public Relations
514-616-7691
mpoisson@national.ca

Valérie Gonzalo
Media Relations
514.599.5900 ext. 5271
media@rona.ca

U.S.:
Connie Bryant
Director, Public Relations
704-758-2403
Connie.m.bryantbreedlove@lowes.com